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                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                              (609) 399-0012


PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 2ND QUARTER EARNINGS

         Ocean City, New Jersey - July 29, 2008 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $1,089,000 or $.14 per basic and $.13 diluted share for the quarter ended June 30, 2008, as compared to $619,000 or $.08 per basic and diluted share for the quarter ended June 30, 2007. Net income for the six months ended June 30, 2008 was $1,819,000 or $.23 per basic and $.22 diluted share as compared to $1,120,000 or $.14 per basic and diluted share for the same period in 2007.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of eight full-service banking offices in eastern New Jersey.

         "We are pleased to report our continuing success in growing our loan portfolio and increasing earnings despite all of the negative news about the economy and real estate markets," said Steven E. Brady, President and CEO. "This quarter's net interest income and income before taxes are both record amounts for the Company since going public."

         "The Bank's asset quality remains excellent - nonperforming assets are only 0.29% of total assets - and capital levels are well above what is required to be considered well-capitalized," said Mr. Brady. "We are very proud of the fact that the Bank has maintained a consistent, conservative approach throughout the ups and downs of the recent lending cycle and has not engaged in subprime or Alt-A lending. The capital and loan quality problems emerging at Fannie Mae and Freddie Mac and certain other large institutions are not problems that we are facing."

TOTAL ASSETS AND LOANS GROW; DEPOSITS REMAIN STEADY

         Total assets grew $28.3 million, or 4.5%, to $657.8 million at June 30, 2008 from December 31, 2007. Loans receivable, net, grew $39.2 million, or 7.4%, to $567.3 million on steady loan activity, while investment and mortgage-backed securities decreased $15.5 million, or 26.3%, to $43.4 million. Growth in real estate loans of $40.9 million and construction loans of $486,000 was offset by a decline in consumer loans of $1.2 million and commercial loans of $1.0 million.

         Deposits decreased $1.5 million, or 0.4%, to $413.7 million at June 30, 2008 from $415.2 million at December 31, 2007. FHLB advances increased $29.0 million, or 24.1%, to $149.2 million. The proceeds from the additional borrowings were used to fund the growth in the loan portfolio.

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ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled only $1.9 million at June 30, 2008. The Company experienced no charge-off activity for the six months of 2008, compared to $1,000 in the same period last year. The allowance for loan losses was 0.44% of total loans at June 30, 2008, compared to 0.44% at December 31, 2007 and 0.47% of total loans at June 30, 2007.


NET INTEREST INCOME INCREASES OVER PRIOR PERIODS

         Net interest income increased $952,000, or 25.9%, to $4.6 million for the second quarter of 2008 compared to $3.7 million in the second quarter of 2007. Net interest margin increased 26 basis points in the quarter ended June 30, 2008 to 3.00% from 2.74% for the quarter ended June 30, 2007. On a linked-quarter basis, net interest margin increased 10 basis points from 2.90% for the first quarter of 2008. The growth in interest income for the second quarter was the result of an increase in average interest-earning assets of $81.0 million and a decrease of 37 basis points in the average cost of interest bearing liabilities to 3.21% offset by an increase in average interest bearing liabilities of $60.8 million and a decrease of 13 basis points in the average yield on earning assets to 5.80%.

         Net interest income increased $1.6 million for the first six months of 2008, or 22.5%, to $9.0 million compared to the same period in the prior year. An increase in net interest margin of 19 basis points to 2.95% from 2.76% was the result of a decrease in cost of interest-bearing liabilities of 28 basis points offset by a decrease in the yield on interest earning assets of 5 basis points.

OTHER EXPENSES INCREASE

         Other expenses increased $206,000, or 6.4%, to $3.4 million for the second quarter of 2008 compared to $3.2 million for the second quarter of 2007 and $249,000, or 3.8%, to $6.8 million for the six months ended June 30, 2008 compared to $6.5 million for the six months ended June 30, 2007. The increases in ongoing operating costs for both periods are consistent with variable spending associated with our asset growth.

         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with

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the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


SELECTED FINANCIAL CONDITION DATA

                                              JUNE 30,          DECEMBER 31,
                                               2008                2007             % CHANGE
                                             ----------        ---------------      ----------
                                                     (DOLLARS IN THOUSANDS)
Total assets.............................      $657,837          $629,509                4.5%
Cash and cash equivalents................        10,978             9,540               15.1
Investment securities....................        11,694            22,273              (47.5)
Mortgage-backed securities ..............        31,726            36,643              (13.4)
Loans receivable, net....................       567,297           528,058                7.4
Deposits.................................       413,735           415,231               (0.4)
FHLB advances............................       149,190           120,230               24.1
Subordinated debt........................        15,464            15,464                0.0
Other borrowings.........................         7,250             8,000               (9.4)
Stockholder's equity.....................        63,551            63,047                0.8

SELECTED OPERATING DATA

                                            THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                 JUNE 30,                                     JUNE 30,
                                       ------------------------------                ----------------------------
                                            2008           2007         % CHANGE          2008                     % CHANGE
                                                                                                        2007
                                       --------------- -------------- -------------  --------------- ------------ -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)

 Interest and dividend income....       $   8,935       $   7,937           12.6      $  17,812       $  15,666         13.7
 Interest expense ...............           4,310           4,264            1.1          8,861           8,358          6.0
                                        ---------       ---------                     ---------       ---------
      Net interest income........           4,625           3,673           25.9          8,951           7,308         22.5

 Provision for loan losses.......              90              75           20.0            159             150          5.7
                                        ---------       ---------                     ---------       ---------

 Net interest income after
    provision for loan losses....           4,535           3,598           26.1          8,792           7,158         22.8

 Other income....................             666             637            4.7            977           1,235        (20.9)
 Other expense...................           3,414           3,209            6.4          6,789           6,541          3.8
                                        ---------       ---------                     ---------       ---------


 Income before taxes.............           1,787           1,026           74.3          2,980           1,852         60.9
 Provision for income taxes......             698             407           71.7          1,161             732         58.6
                                        ---------       ---------                     ---------       ---------

      Net Income.................       $   1,089       $     619           76.0      $   1,819       $   1,120         62.4
                                        =========       =========                     =========       =========

 Earnings per share basic                   $0.14           $0.08                         $0.23           $0.14
 Earnings per share diluted                 $0.13           $0.08                         $0.22           $0.14

 Average shares outstanding basic       7,990,246       8,127,619                     7,995,153       8,147,779
 Average shares outstanding diluted     8,079,285       8,235,465                     8,088,756       8,260,985

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



                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                         JUNE 30, 2008                        JUNE 30, 2007
                                               ---------------------------------    --------------------------------
                                                   AVERAGE                             AVERAGE
                                                   BALANCE         YIELD/COST          BALANCE         YIELD/COST
                                               --------------    ---------------    --------------    --------------
                                                                      (DOLLARS IN THOUSANDS)
Loans                                           $  561,576           5.80%           $  452,846           5.97%
Investment securities                               47,163           6.33%               67,018           5.72%
Other interest-earning assets                        7,932           2.07%               15,856           5.43%
Interest-bearing deposits                          372,733           2.71%              389,627           3.24%
Total borrowings                                   164,167           4.35%               86,451           5.14%

Interest rate spread                                                 2.58%                                2.34%
Net interest margin                                                  3.00%                                2.74%

                                                        SIX MONTHS ENDED                    SIX MONTHS ENDED
                                                         JUNE 30, 2008                        JUNE 30, 2007
                                               ---------------------------------    --------------------------------
                                                   AVERAGE                             AVERAGE
                                                   BALANCE         YIELD/COST          BALANCE         YIELD/COST
                                               --------------    ---------------    --------------    --------------
                                                                      (DOLLARS IN THOUSANDS)
Loans                                           $  548,963           5.86%           $  444,422           5.97%
Investment securities                               52,119           6.39%               68,154           5.76%
Other interest-earning assets                        5,642           2.28%               16,271           5.32%
Interest-bearing deposits                          384,901           2.80%              388,440           3.22%
Total borrowings                                   154,609           4.49%               81,685           5.17%

Interest rate spread                                                 2.59%                                2.37%
Net interest margin                                                  2.95%                                2.76%



ASSET QUALITY DATA
                                                          SIX MONTHS             YEAR ENDED
                                                             ENDED              DECEMBER 31,
                                                         JUNE 30, 2008             2007
                                                       --------------------------------------
                                                               (DOLLARS IN THOUSANDS)
 Allowance for Loan Losses:
 Allowance at beginning of period.....................      $ 2,307               $ 2,050
 Provision for loan losses............................          159                   261
 Recoveries...........................................            2                     4
 Charge-offs..........................................            0                     8
                                                           --------             ---------


 Net charge-offs......................................           (2)                    4
                                                           --------             ---------

 Allowance at end of period...........................      $ 2,468               $ 2,307
 Allowance for loan losses as a percent of total                                     0.44%
 loans................................................         0.44%
 Allowance for loan losses as a percent of
 nonperforming loans..................................       129.06%               779.88%


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




                                                            SIX MONTHS             YEAR ENDED
                                                               ENDED              DECEMBER 31,
                                                           JUNE 30, 2008             2007
                                                         --------------------------------------
                                                               (DOLLARS IN THOUSANDS)
 Nonperforming Assets:
 Nonaccrual loans:

    Mortgage loans....................................      $   320               $   295
    Commercial business loans.........................        1,551                     0
    Consumer loans....................................           41                     1
                                                           --------              --------

         Total........................................        1,912                   296


 Real estate owned....................................            0                     0
 Other nonperforming assets...........................            0                     0
                                                           --------              --------

 Total nonperforming assets...........................      $ 1,912               $   296
 Nonperforming loans as a percent of
    total loans.......................................         0.34%                 0.06%
 Nonperforming assets as a percent of                          0.29%                 0.05%
    total assets......................................




SELECTED FINANCIAL RATIOS

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                            ---------------------------
                                                                2008            2007
                                                            --------------  -----------
 SELECTED PERFORMANCE RATIOS:
 Return on average assets (1)........................           0.56%           0.36%
 Return on average equity (1)........................           5.69%           3.18%
 Interest rate spread (1)............................           2.59%           2.40%
 Net interest margin (1).............................           2.95%           2.79%
 Efficiency ratio....................................          65.97%          78.70%

(1) Annualized.

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